UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2020
Synalloy Corporation
(Exact name of registrant as specified in its charter)

Delaware		0-19687		57-0426694
(State or other jurisdiction of incorporation or organization)		(Commission File Number)		(I.R.S. Employer Identification No.)

4510 Cox Road,	Suite 201,
Richmond,	Virginia			23060
(Address of principal executive offices)				(Zip Code)
		(804)	822-3260
(Registrant's telephone number, including area code)

Inapplicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $1.00 per share	SYNL	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)    Chief Financial Officer

On June 30, 2020, Synalloy Corporation (the “Company”) announced that Dennis M. Loughran, Senior Vice President and Chief Financial Officer, resigned effective June 30, 2020. Mr. Loughran’s resignation is not the result of any dispute or disagreement with Synalloy’s accounting principles or practices, financial statements and disclosures, or any other disagreement with the Company.

(c)    Chief Financial Officer

On June 30, 2020, the Company announced that Sally M. Cunningham (45) has been appointed as its Senior Vice President and Chief Financial Officer. From 2016 until this appointment, Ms. Cunningham served as the Company’s Vice President of Corporate Administration and Corporate Secretary. Prior to joining the Company, Ms. Cunningham served as Vice President - Finance of ICF International Inc. from 2013 to 2015. Ms. Cunningham, a certified public accountant, holds a B.B.A. in Accounting from the College of William and Mary and a M.B.A. from the University of Richmond.

Ms. Cunningham will receive an annual base salary of $320,000. For the year ending December 31, 2020, Ms. Cunningham will be eligible for a prorated cash bonus of $208,000 and a prorated restricted stock award worth $208,000, both subject to the terms of the Company’s incentive and restricted stock plans.

The Company confirms, as required by regulations under the Securities and Exchange Act of 1934, that (1) there is no family relationship between Ms. Cunningham and any director or executive officer of the Company, (2) there was no arrangement or understanding between Ms. Cunningham and any other person pursuant to which she was elected to her position with the Company, and (3) there is no transaction between Ms. Cunningham and the Company that would require disclosure under Item 404(a) of Regulation S-K. Ms. Cunningham did not receive any grant or award in connection with her appointment as the Company’s Senior Vice President and Chief Financial Officer.

Item 5.07    Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of the Company was held as a virtual meeting on Tuesday, June 30, 2020 (the "Annual Meeting").

At the Annual Meeting, the Company’s shareholders voted on the following proposals, as further described below: the election of eight director candidates, each to hold office until the 2021 Annual Meeting of Shareholders or until his or her successor is elected and qualified; the advisory vote on the compensation of named executives; and the ratification of the appointment of KPMG, LLP as the Company’s independent registered public accounting firm. These proposals were submitted to a vote through the solicitation of proxies.
Proposal 1: The election of eight nominees to the Company’s Board of Directors (the “Board”), each to hold office until the 2021 Annual Meeting of Shareholders or until his or her successor is elected and qualified. The Board nominated eight director candidates, and Privet Fund LP (“Privet”) and UPG Enterprises LLC (“UPG”), and certain of their affiliates (collectively, the “Privet-UPG Group”), nominated five director candidates

On July 6, 2020, the independent inspector of elections for the Annual Meeting delivered its final tabulation that certified the voting results for each of the matters submitted to a vote at the Annual Meeting, as set forth below:

Name	Votes For
Benjamin Rosenzweig (Privet-UPG Group Nominee)	8,635,895
Christopher Hutter (Privet-UPG Group Nominee)	8,626,263
John P. Schauerman (Privet-UPG Group Nominee)	8,514,591
Henry L. Guy	7,597,773
Amy J. Michtich	7,597,247
Jeffery Kaczka	7,597,107
Susan S. Gayner	7,596,549
Craig C. Bram	7,576,643
Andee Harris (Privet-UPG Group Nominee)	176,168
Aldo Mazzaferro (Privet-UPG Group Nominee)	175,368
Anthony A. Callander	0
James W. Terry, Jr.	0
Murray H. Wright	0

According to the final certified tabulation of voting results, the following nominees have been elected as directors to the Board, each to hold office until the 2021 Annual Meeting of Shareholders or until his or her successor is elected and qualified: Benjamin Rosenzweig, Christopher Hutter, John P. Schauerman, Henry L. Guy, Amy J. Michtich, Jeffrey Kaczka, Susan S. Gayner and Craig C. Bram.

Proposal 2: According to the final certified tabulation of voting results, the non-binding advisory resolution regarding the compensation of named executive officers was approved by the following vote:

For	Against	Abstain
4,690,080	3,295,851	60,160

Proposal 3: According to the final certified tabulation of voting results, the appointment of KPMG, LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2020 was ratified by the following vote:

For	Against	Abstain
6,877,647	1,119,578	48,869

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

SYNALLOY CORPORATION

By: /s/ Craig C. Bram
Craig C. Bram
President and Chief Executive Officer

Dated: July 7, 2020